Exhibit 107

Calculation of Filing Fee Table

424(b)(5)
(Form Type)

Plymouth Industrial REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price PerUnit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Security Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o)(1)	—	—	—(2)	—	—
Carried Forward Securities
	Equity	Common Stock, Preferred Stock, Deposition Shares, Warrant and Rights	415(a)(6)	—	—	$200,000,000(2)	0.0001476	$29,520(1)	S-3	333-257006	6/24/21	$58,116
	Total Offering Amounts					$200,000,000.00		$29,520
	Total Fees Previously Paid							$58,116
	Total Fees Offsets							—
	Net Fee Due							0

(1)
The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the securities Act, the registrant initially deferred payment of all of the registration fee of Registration Statement No. 333-277383, except with respect to unsold securities that have been previously registered.

(2)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus supplement includes $200,000,000 of shares of common stock of Plymouth Industrial REIT, Inc. that were previously registered on the Registration Statement on Form S-3 (Registration No. 333-257006), which was filed with the Securities and Exchange Commission (the “SEC”) on June 11, 2021 (the “Registration Statement”), and were not sold thereunder. The Registrant previously registered $750,000,000 of securities pursuant to the Registration Statement, and of that amount the Registrant is carrying forward $532,692,902 of securities pursuant to Rule 415(a)(6) under the Securities Act.

(3)
Payment of the registration fee for the Registration Statement on Form S-3 (Registration No. 333-277383), which was filed with the SEC on February 27, 2024 (the “Current Registration Statement”), was deferred in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the Registrant offsets the total registration fee due hereunder by applying a portion of the registration fee previously paid with respect to the unsold securities previously registered on the Registration Statement.